Exhibit 99.1

Infinera Corporation Reports Third Quarter 2017 Financial Results and
Announces Restructuring Plan

Sunnyvale, Calif., November 8, 2017 - Infinera Corporation, provider of Intelligent Transport Networks, today released financial results for its third quarter ended September 30, 2017. The company also today announced a plan to restructure its worldwide operations to reduce its expenses and establish a more cost-efficient operating structure.

Third Quarter 2017 Financial Review
GAAP revenue for the quarter was $192.6 million compared to $176.8 million in the second quarter of 2017 and $185.5 million in the third quarter of 2016.

GAAP gross margin for the quarter was 35.2% compared to 36.7% in the second quarter of 2017 and 45.6% in the third quarter of 2016. GAAP operating margin for the quarter was (17.8)% compared to (22.9)% in the second quarter of 2017 and (5.9)% in the third quarter of 2016.

GAAP net loss for the quarter was $(37.2) million, or $(0.25) per share, compared to a net loss of $(42.8) million, or $(0.29) per share, in the second quarter of 2017, and net loss of $(11.2) million, or $(0.08) per share, in the third quarter of 2016.

Non-GAAP gross margin for the quarter was 39.1% compared to 40.7% in the second quarter of 2017 and 49.2% in the third quarter of 2016. Non-GAAP operating margin for the quarter was (7.8)% compared to (12.2)% in the second quarter of 2017 and 3.6% in the third quarter of 2016.

Non-GAAP net loss for the quarter was $(17.0) million, or $(0.11) per share, compared to a net loss of $(22.8) million, or $(0.15) per share, in the second quarter of 2017, and net income of $7.4 million, or $0.05 per diluted share, in the third quarter of 2016.

A further explanation of the use of non-GAAP financial information and a reconciliation of the non-GAAP financial measures to the GAAP equivalents can be found at the end of this release.

“In the third quarter we continued to bring new products to market and delivered financial results that exceeded our guidance,” said Tom Fallon, Infinera’s Chief Executive Officer. “Our ICE4 products are delivering the technology differentiation we expected and are gaining traction across multiple customer verticals. Despite a softening near-term market outlook, over time I am confident we will return to outgrowing the market and delivering strong financial results.”

Restructuring Initiative
Infinera also announced it is implementing a plan to restructure its worldwide operations in order to reduce its expenses and establish a more cost-efficient structure that better aligns its operations with its long-term strategies. As part of this restructuring plan, Infinera will reduce headcount, rationalize certain products and programs, and close a remote R&D facility.

Infinera anticipates annual savings from the restructuring to be approximately $40.0 million, compared to what the projected run-rate of expenses for fiscal 2018 would have been prior to the restructuring. Infinera estimates total costs related to the restructuring will be in the range of $21.0 million to $27.0 million. The company anticipates a majority of the restructuring will be completed during the fourth quarter of 2017.

“In recent years we have made significant investments to become a multi-market company, deliver a fully refreshed product portfolio and establish a faster technology cadence. Reflecting on the internal expansion associated with these investments, we have identified areas where we can be more efficient going forward,” stated Mr. Fallon. “While difficult, my expectation is taking action at this time will result in a more cost-efficient structure that enables us to focus on our strengths and return to profitability as we grow. I believe these are the right steps for our shareholders, our company and our customers.”

Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its third quarter 2017 results and its outlook for the fourth quarter of 2017 today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). Interested parties may join the conference call by dialing 1-866-373-6878 (toll free) or 1-412-317-5101 (international). A live webcast of the conference call will also be accessible from the Events & Webcasts section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue	Investors: Jeff Hustis
Tel. +1 (916) 595-8157	Tel. +1 (408) 213-7150
avue@infinera.com	jhustis@infinera.com

About Infinera
Infinera provides Intelligent Transport Networks, enabling carriers, cloud operators, governments and enterprises to scale network bandwidth, accelerate service innovation and automate optical network operations. Infinera’s end-to-end packet-optical portfolio is designed for long-haul, subsea, data center interconnect and metro applications. Infinera’s unique large scale photonic integrated circuits enable innovative optical networking solutions for the most demanding networks. To learn more about Infinera visit www.infinera.com, follow us on Twitter @Infinera and read our latest blog posts at www.infinera.com/blog.
Forward-Looking Statements
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. Such forward-looking statements include, without limitation, Infinera’s ability to continue to gain traction across multiple customer verticals; Infinera's ability to outgrow the market and deliver strong financial results; Infinera's ability to become a multi-market company, deliver a fully refreshed product portfolio and establish a faster technology cadence; Infinera’s expectations regarding its restructuring and the expected cost and annual savings associated with the restructuring plan. Forward-looking statements can also be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. These statements are based on information available to Infinera as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include, delays in the development and introduction of new products or updates to existing products and market acceptance of these products; the effects of increased customer consolidation; fluctuations in demand, sales cycles and prices for products and services, including discounts given in response to competitive pricing pressures, as well as the timing of purchases by our key customers; the effect that changes in product pricing or mix, and/or increases in component costs could have on Infinera’s gross margin; Infinera’s ability to respond to rapid technological changes; aggressive business tactics by Infinera’s competitors; Infinera's ability to adequately respond to demand as a result of the restructuring plan; Infinera's reliance on single and limited source suppliers; Infinera’s ability to protect Infinera’s intellectual property; claims by others that Infinera infringes their intellectual property; the effect of global macroeconomic conditions on Infinera's business; war, terrorism, public health issues, natural disasters and other circumstances that could disrupt the supply, delivery or demand of Infinera's products; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in its Quarterly Report on Form 10-Q for the quarter ended on July 1, 2017 as filed with the SEC on August 8, 2017, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP measures that exclude non-cash stock-based compensation expenses, amortization of debt discount on Infinera’s convertible senior notes, amortization and impairment of acquired intangible assets, acquisition-related costs, and certain purchase accounting adjustments related to Infinera's acquisition of Transmode AB, which closed during the third quarter of 2015, along with related tax effects. Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss), basic and diluted net income (loss) per share, gross margin or operating margin prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the section titled, “GAAP to Non-GAAP Reconciliations.” Infinera anticipates disclosing forward-looking non-GAAP information in its conference call to discuss its third quarter 2017 results, including an estimate of certain non-GAAP financial measures for the fourth quarter of 2017 that excludes non-cash stock-based compensation expenses, amortization of acquired intangible assets and related tax effects, and amortization of debt discount on Infinera’s convertible senior notes.

A copy of this press release can be found on the Investor Relations page of Infinera’s website at www.infinera.com.

Infinera and the Infinera logo are trademarks or registered trademarks of Infinera Corporation. All other trademarks used or mentioned herein belong to their respective owners.

Infinera Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 24, 2016	September 30, 2017	September 24, 2016
Revenue:
Product	$159,579	$156,188	$449,992	$599,802
Services	33,001	29,264	94,931	89,290
Total revenue	192,580	185,452	544,923	689,092
Cost of revenue:
Cost of product	111,803	91,064	311,437	331,564
Cost of services	12,951	9,786	36,772	32,842
Total cost of revenue	124,754	100,850	348,209	364,406
Gross profit	67,826	84,602	196,714	324,686
Operating expenses:
Research and development	56,616	50,855	169,076	164,541
Sales and marketing	27,824	27,960	86,662	88,434
General and administrative	17,634	16,646	53,556	51,617
Total operating expenses	102,074	95,461	309,294	304,592
Income (loss) from operations	(34,248)	(10,859)	(112,580)	20,094
Other income (expense), net:
Interest income	857	647	2,470	1,764
Interest expense	(3,549)	(3,313)	(10,408)	(9,644)
Other gain (loss), net:	(80)	(188)	(462)	(1,116)
Total other income (expense), net	(2,772)	(2,854)	(8,400)	(8,996)
Income (loss) before income taxes	(37,020)	(13,713)	(120,980)	11,098
Provision for (benefit from) income taxes	211	(2,416)	(459)	(725)
Net income (loss)	(37,231)	(11,297)	(120,521)	11,823
Less: Net loss attributable to noncontrolling interest	—	(125)	—	(503)
Net income (loss) attributable to Infinera Corporation	$(37,231)	$(11,172)	$(120,521)	$12,326
Net income (loss) per common share attributable to Infinera Corporation:
Basic	$(0.25)	$(0.08)	$(0.82)	$0.09
Diluted	$(0.25)	$(0.08)	$(0.82)	$0.08
Weighted average shares used in computing net income (loss) per common share:
Basic	148,777	143,850	147,367	142,350
Diluted	148,777	143,850	147,367	145,921

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended						Nine Months Ended
	September 30, 2017		July 1, 2017		September 24, 2016		September 30, 2017		September 24, 2016
Reconciliation of Revenue:
U.S. GAAP as reported	$192,580		$176,821		$185,452		$544,923		$689,092
Acquisition-related deferred revenue adjustment(1)	—		—		—		—		400
Non-GAAP as adjusted	$192,580		$176,821		$185,452		$544,923		$689,492

Reconciliation of Gross Profit:
U.S. GAAP as reported	$67,826	35.2%	$64,832	36.7%	$84,602	45.6%	$196,714	36.1%	$324,686	47.1%
Acquisition-related deferred revenue adjustment(1)	—		—		—		—		400
Stock-based compensation(2)	2,063		2,071		1,424		5,965		4,614
Amortization of acquired intangible assets(3)	5,390		5,035		5,102		15,305		14,970
Acquisition-related costs(4)	—		6		38		46		117
Non-GAAP as adjusted	$75,279	39.1%	$71,944	40.7%	$91,166	49.2%	$218,030	40.0%	$344,787	50.0%

Reconciliation of Operating Expenses:
U.S. GAAP as reported	$102,074		$105,337		$95,461		$309,294		$304,592
Stock-based compensation(2)	10,103		10,309		8,787		29,458		24,577
Amortization of acquired intangible assets(3)	1,622		1,515		1,537		4,605		4,753
Acquisition-related costs(4)	—		16		563		322		1,453
Intangible asset impairment(5)	—		—		—		252		—
Non-GAAP as adjusted	$90,349		$93,497		$84,574		$274,657		$273,809

Reconciliation of Income (Loss) from Operations:
U.S. GAAP as reported	$(34,248)	(17.8)%	$(40,505)	(22.9)%	$(10,859)	(5.9)%	$(112,580)	(20.7)%	$20,094	2.9%
Acquisition-related deferred revenue adjustment(1)	—		—		—		—		400
Stock-based compensation(2)	12,166		12,380		10,211		35,423		29,191
Amortization of acquired intangible assets(3)	7,012		6,550		6,639		19,910		19,723
Acquisition-related costs(4)	—		22		601		368		1,570
Intangible asset impairment(5)	—		—		—		252		—
Non-GAAP as adjusted	$(15,070)	(7.8)%	$(21,553)	(12.2)%	$6,592	3.6%	$(56,627)	(10.4)%	$70,978	10.3%

Reconciliation of Net Income (Loss) Attributable to Infinera Corporation:
U.S. GAAP as reported	$(37,231)		$(42,839)		$(11,172)		$(120,521)		$12,326
Acquisition-related deferred revenue adjustment(1)	—		—		—		—		400
Stock-based compensation(2)	12,166		12,380		10,211		35,423		29,191
Amortization of acquired intangible assets(3)	7,012		6,550		6,639		19,910		19,723

	Three Months Ended			Nine Months Ended
	September 30, 2017	July 1, 2017	September 24, 2016	September 30, 2017	September 24, 2016
Acquisition-related costs(4)	—	(4)	874	257	2,263
Intangible asset impairment(5)	—	—	—	252	—
Amortization of debt discount(6)	2,643	2,577	2,391	7,734	6,996
Income tax effects(7)	(1,543)	(1,450)	(1,519)	(4,467)	(4,531)
Non-GAAP as adjusted	$(16,953)	$(22,786)	$7,424	$(61,412)	$66,368

Net Income (Loss) per Common Share Attributable to Infinera Corporation - Basic:
U.S. GAAP as reported	$(0.25)	$(0.29)	$(0.08)	$(0.82)	$0.09
Non-GAAP as adjusted	$(0.11)	$(0.15)	$0.05	$(0.42)	$0.47
Net Income (Loss) per Common Share Attributable to Infinera Corporation - Diluted:
U.S. GAAP as reported	$(0.25)	$(0.29)	$(0.08)	$(0.82)	$0.08
Non-GAAP as adjusted	$(0.11)	$(0.15)	$0.05	$(0.42)	$0.45
Weighted Average Shares Used in Computing Net Income (Loss) per Common Share:
Basic	148,777	147,538	143,850	147,367	142,350
Diluted	148,777	147,538	144,993	147,367	145,921
____________________________

(1)
Business combination accounting principles require Infinera to write down to fair value its maintenance support contracts assumed in the Transmode acquisition. The revenue for these support contracts is deferred and typically recognized over a one year period, so Infinera's GAAP revenue for the one year period after the acquisition will not reflect the full amount of revenue that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustment eliminates the effect of the deferred revenue write-down. Management believes these adjustments to the revenue from these support contracts are useful to investors as an additional means to reflect revenue trends of Infinera's business.

(2)
Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of non-cash stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended			Nine Months Ended
	September 30, 2017	July 1, 2017	September 24, 2016	September 30, 2017	September 24, 2016
Cost of revenue	$779	$834	$756	$2,337	$2,175
Research and development	4,040	4,184	3,496	12,004	9,721
Sales and marketing	3,025	3,273	2,826	9,024	8,006
General and administration	3,039	2,852	2,465	8,431	6,850
	10,883	11,143	9,543	31,796	26,752
Cost of revenue - amortization from balance sheet*	1,284	1,237	668	3,628	2,439
Total stock-based compensation expense	$12,167	$12,380	$10,211	$35,424	$29,191
 _____________________________

*	Stock-based compensation expense deferred to inventory and deferred inventory costs in prior periods and recognized in the current period.

(3)
Amortization of acquisition-related intangible assets consists of amortization of developed technology, trade names, and customer relationships acquired in connection with the Transmode acquisition. U.S. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP operating expenses, gross margin and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.

(4)
Acquisition-related costs associated with the Transmode acquisition include legal, financial, employee retention costs and other professional fees incurred in connection with the transaction, including squeeze-out proceedings. These amounts have been adjusted in arriving at Infinera's non-GAAP results because management believes that these expenses are non-recurring, not indicative of ongoing operating performance and their exclusion provides a better indication of Infinera's underlying business performance.

(5)
Intangible asset impairment is associated with previously acquired intangibles, which Infinera has determined that the carrying value will not be recoverable. Management has excluded the impact of this charge in arriving at Infinera's non-GAAP results because it is non-recurring and management believes that these expenses are not indicative of ongoing operating performance.

(6)
Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. Accordingly, for GAAP purposes, Infinera is required to amortize as debt discount an amount equal to the fair value of the conversion option that was recorded in equity as interest expense on its $150 million in aggregate principal amount of 1.75% convertible debt issuance in May 2013 over the term of the notes. Interest expense has been excluded from Infinera's non-GAAP results because management believes that this non-cash expense is not indicative of ongoing operating performance and provides a better indication of Infinera's underlying business performance.

(7)	The difference between the GAAP and non-GAAP tax is due to the net tax effects of the purchase accounting adjustments, acquisition-related costs and amortization of acquired intangible assets.

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$122,042	$162,641
Short-term investments	134,319	141,697
Short-term restricted cash	740	8,490
Accounts receivable, net of allowance for doubtful accounts of $885 in 2017 and $772 in 2016	137,133	150,370
Inventory	242,848	232,955
Prepaid expenses and other current assets	50,320	34,270
Total current assets	687,402	730,423
Property, plant and equipment, net	143,217	124,800
Intangible assets	99,953	108,475
Goodwill	197,325	176,760
Long-term investments	47,575	40,779
Cost-method investment	7,000	7,000
Long-term restricted cash	4,299	6,449
Other non-current assets	4,328	3,897
Total assets	$1,191,099	$1,198,583
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$89,310	$62,486
Accrued expenses	30,080	31,580
Accrued compensation and related benefits	40,571	46,637
Short-term debt, net	141,985	—
Accrued warranty	14,245	16,930
Deferred revenue	65,328	58,900
Total current liabilities	381,519	216,533
Long-term debt, net	—	133,586
Accrued warranty, non-current	17,917	23,412
Deferred revenue, non-current	21,794	19,362
Deferred tax liability	23,384	25,327
Other long-term liabilities	14,547	18,035
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized shares - 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value
Authorized shares - 500,000 as of September 30, 2017 and December 31, 2016
Issued and outstanding shares - 149,305 as of September 30, 2017 and 145,021 as of December 31, 2016	149	145
Additional paid-in capital	1,406,936	1,354,082
Accumulated other comprehensive income (loss)	8,949	(28,324)
Accumulated deficit	(684,096)	(563,575)
Total stockholders’ equity	731,938	762,328
Total liabilities and stockholders’ equity	$1,191,099	$1,198,583

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30, 2017	September 24, 2016
Cash Flows from Operating Activities:
Net income (loss)	$(120,521)	$11,823
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	49,391	45,764
Amortization of debt discount and issuance costs	8,399	7,598
Amortization of premium on investments	359	925
Impairment of intangible assets	252	—
Stock-based compensation expense	35,424	29,191
Other loss	11	261
Changes in assets and liabilities:
Accounts receivable	15,078	33,044
Inventory	(9,601)	(61,078)
Prepaid expenses and other assets	(15,366)	(1,625)
Accounts payable	25,840	(13,935)
Accrued liabilities and other expenses	(10,310)	(7,580)
Deferred revenue	8,575	(805)
Accrued warranty	(8,447)	(179)
Net cash provided by (used in) operating activities	(20,916)	43,404
Cash Flows from Investing Activities:
Purchase of available-for-sale investments	(122,249)	(118,017)
Proceeds from sales of available-for-sale investments	10,531	—
Proceeds from maturities of investments	111,970	110,554
Purchase of cost-method investment	—	(5,000)
Purchase of property and equipment	(50,247)	(32,878)
Change in restricted cash	4,389	(4,950)
Net cash used in investing activities	(45,606)	(50,291)
Cash Flows from Financing Activities:
Security pledge to acquire noncontrolling interest	5,596	(5,921)
Acquisition of noncontrolling interest	(471)	(16,771)
Proceeds from issuance of common stock	17,991	16,486
Minimum tax withholding paid on behalf of employees for net share settlement	(963)	(3,592)
Net cash provided by (used in) financing activities	22,153	(9,798)
Effect of exchange rate changes on cash	3,770	(1,420)
Net change in cash and cash equivalents	(40,599)	(18,105)
Cash and cash equivalents at beginning of period	162,641	149,101
Cash and cash equivalents at end of period	$122,042	$130,996
Supplemental disclosures of cash flow information:
Cash paid for income taxes, net of refunds	$4,159	$5,557
Cash paid for interest	$1,317	$1,445
Supplemental schedule of non-cash investing activities:
Transfer of inventory to fixed assets	$3,110	$5,211

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q4'15	Q1'16	Q2'16	Q3'16	Q4'16	Q1'17	Q2'17	Q3'17
GAAP Revenue ($ Mil)	$260.0	$244.8	$258.8	$185.5	$181.0	$175.5	$176.8	$192.6
GAAP Gross Margin %	44.5%	47.5%	47.8%	45.6%	38.1%	36.5%	36.7%	35.2%
Non-GAAP Gross Margin %(1)	48.3%	50.2%	50.4%	49.2%	41.8%	40.3%	40.7%	39.1%
Revenue Composition:
Domestic %	62%	71%	64%	56%	53%	57%	63%	59%
International %	38%	29%	36%	44%	47%	43%	37%	41%
Customers >10% of Revenue	2	3	2	2	2	1	3	2
Cash Related Information:
Cash from Operations ($ Mil)	$25.8	$10.0	$28.2	$5.2	($5.0)	$3.0	($3.0)	($20.9)
Capital Expenditures ($ Mil)	$15.3	$10.8	$12.5	$9.6	$10.4	$14.7	$24.5	$11.0
Depreciation & Amortization ($ Mil)	$13.7	$14.7	$15.2	$15.9	$15.7	$16.0	$16.6	$16.8
DSOs	65	69	68	75	81	64	64	65
Inventory Metrics:
Raw Materials ($ Mil)	$27.9	$33.1	$39.1	$37.2	$33.2	$34.8	$36.7	$35.8
Work in Process ($ Mil)	$52.6	$59.4	$61.0	$65.5	$74.5	$81.1	$91.6	$84.3
Finished Goods ($ Mil)	$94.2	$97.2	$102.2	$128.8	$125.3	$118.0	$117.7	$122.7
Total Inventory ($ Mil)	$174.7	$189.7	$202.3	$231.5	$233.0	$233.9	$246.0	$242.8
Inventory Turns(2)	3.1	2.6	2.5	1.6	1.8	1.8	1.7	1.9
Worldwide Headcount	2,056	2,128	2,218	2,262	2,240	2,245	2,272	2,296
Weighted Average Shares Outstanding (in thousands):
Basic	140,015	140,805	142,396	143,850	144,770	145,786	147,538	148,777
Diluted	149,439	146,880	145,891	144,993	145,497	147,017	148,662	149,714

(1)
Non-GAAP adjustments include non-cash stock-based compensation expense, certain purchase accounting adjustments related to Infinera's acquisition of Transmode and amortization of acquired intangible assets. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures.

(2)
Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue before adjustments for non-cash stock-based compensation expense and certain purchase accounting adjustments, divided by the average inventory for the quarter.